EXHIBIT 32

EXHIBITS 32.1 and 32.2
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Crdentia Corp. (the “Company”) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Dated: April 2, 2007	By:	/s/ John B. Kaiser
John B. Kaiser
Chief Executive Officer

Dated: April 2, 2007	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer